For additional information, contact:
	Joseph Stegmayer Chairman and CEO joes@cavco.com	Daniel Urness CFO and Treasurer danu@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2014 FIRST QUARTER RESULTS

PHOENIX, August 1, 2013 – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the first quarter ended June 29, 2013 of fiscal year 2014.
Net revenue for the first quarter of fiscal 2014 totaled $134.0 million, up 12.8% from $118.8 million for the first quarter of fiscal year 2013. Net income for the fiscal 2014 first quarter was $3.9 million compared to $1.6 million reported in the same quarter one year ago.
Net income attributable to Cavco stockholders for the fiscal 2014 first quarter was $1.8 million, compared to net income of $0.9 million reported in the same quarter of the prior year. Net income per share based on basic and diluted weighted average shares outstanding for the quarter ended June 29, 2013 was $0.26, versus $0.12 for the quarter ended June 30, 2012.
Subsequent to the end of the first fiscal 2014 quarter and as previously disclosed, Cavco completed the purchase of all noncontrolling interests in Fleetwood Homes, Inc., a jointly-owned corporation formed in 2009 by the Company and Third Avenue Value Fund. Fleetwood Homes, Inc., a Cavco subsidiary, owns Fleetwood Homes, Palm Harbor Homes, CountryPlace Mortgage and Standard Casualty Company. As consideration for the 50 percent interest that it did not already own, the Company agreed to pay $91.4 million in Cavco common stock. The resulting issuance of 1,867,370 shares increased the Company's total number of common shares outstanding to 8,837,324. Historically, 50 percent of the financial results of these businesses have been recorded as attributable to Cavco's common stockholders in the Company's consolidated financial statements. As of July 22, 2013, Cavco owns 100 percent of these businesses and is therefore entitled to all of the associated earnings from that date forward.

Commenting on the quarter, Joseph Stegmayer, Chairman, President and Chief Executive Officer said, “Positive quarterly sales and earnings growth reported for the first quarter of fiscal year 2014 was reflective of a somewhat healthier business environment and improved production efficiencies. The number of homes sold increased approximately 5% from the same quarter last year.”

Regarding the transaction, Mr. Stegmayer added, “This purchase establishes full ownership of all Company operations by Cavco's shareholders. We were gratified to have received supportive shareholder response to the transaction by way of favorable proxy voting turnout and results. We expect that the potential for earnings and equity accretion from the purchase will prove beneficial to our shareholders and the Company going forward. Cavco is appreciative of the opportunity to have worked with Third Avenue Management through this transaction and value their continued investment in our Company as a holder of Cavco common stock.”

Cavco’s management will hold a conference call to review these results tomorrow, August 2, 2013, at 12:00 NOON (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.

Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes and Palm Harbor Homes. The Company is also a leading producer of park model homes, vacation cabins, and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Its mortgage subsidiary, CountryPlace, is an approved Fannie Mae and Ginnie Mae seller/servicer and offers conforming mortgages to purchasers of factory-built and site-built homes. Its insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general deterioration in economic conditions and continued turmoil in the credit markets; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; increased costs of healthcare benefits to employees; our ability to successfully integrate Fleetwood Homes, Palm Harbor, CountryPlace, Standard Casualty and any future acquisition or attain the anticipated benefits of such acquisition; the risk that the acquisition of Fleetwood Homes, Palm Harbor, CountryPlace, Standard Casualty and any future acquisition may adversely impact our liquidity; expansion of retail and manufacturing businesses and entry into new lines of business, namely manufactured housing consumer finance and insurance; our participation in certain wholesale and retail financing programs for the purchase of our products by industry retailers and consumers may expose us to additional risk of credit loss; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2013 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	June 29, 2013	March 30, 2013
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$59,835	$47,823
Restricted cash, current	7,174	6,773
Accounts receivable, net	17,925	18,710
Short-term investments	7,942	6,929
Current portion of consumer loans receivable, net	23,298	20,188
Current portion of inventory finance notes receivable, net	4,193	3,983
Inventories	65,495	68,805
Assets held for sale	4,180	4,180
Prepaid expenses and other current assets	8,724	10,267
Deferred income taxes, current	6,921	6,724
Total current assets	205,687	194,382
Restricted cash	1,179	1,179
Investments	9,620	10,769
Consumer loans receivable, net	86,981	90,802
Inventory finance notes receivable, net	19,784	18,967
Property, plant and equipment, net	45,983	46,223
Goodwill and other intangibles, net	79,090	79,435
Deferred income taxes	2,550	2,742
Total assets	$450,874	$444,499
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,987	$14,118
Accrued liabilities	64,515	62,718
Current portion of securitized financings	10,696	10,169
Total current liabilities	92,198	87,005
Securitized financings	68,410	72,118
Deferred income taxes	16,467	16,492
Redeemable noncontrolling interest	93,958	91,994
Stockholders’ equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $.01 par value; 20,000,000 shares authorized; Outstanding 6,969,954 and 6,967,954 shares, respectively	70	70
Additional paid-in capital	136,249	135,053
Retained earnings	43,416	41,590
Accumulated other comprehensive income	106	177
Total stockholders’ equity	179,841	176,890
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$450,874	$444,499

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 29, 2013	June 30, 2012
Net revenue	$133,987	$118,781
Cost of sales	104,589	94,726
Gross profit	29,398	24,055
Selling, general and administrative expenses	22,480	19,975
Income from operations	6,918	4,080
Interest expense	(1,254)	(1,683)
Other income	375	395
Income before income taxes	6,039	2,792
Income tax expense	(2,178)	(1,174)
Net income	3,861	1,618
Less: net income attributable to redeemable noncontrolling interest	2,035	758
Net income attributable to Cavco common stockholders	$1,826	$860

Comprehensive income:
Net income	$3,861	$1,618
Unrealized loss on available-for-sale securities, net of tax	(142)	(26)
Comprehensive income	3,719	1,592
Comprehensive income attributable to redeemable noncontrolling interest	1,964	745
Comprehensive income attributable to Cavco common stockholders	$1,755	$847

Net income per share attributable to Cavco common stockholders:
Basic	$0.26	$0.12
Diluted	$0.26	$0.12
Weighted average shares outstanding:
Basic	6,968,173	6,923,676
Diluted	7,049,234	6,995,771

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 29, 2013	June 30, 2012
Net revenue:
Factory-built housing	$122,252	$108,447
Financial services	11,735	10,334
Total net revenue	$133,987	$118,781

Capital expenditures	$386	$221
Depreciation	$616	$645
Amortization of other intangibles	$345	$446

Factory-built homes sold:
by Company owned stores	553	475
to independent dealers, builders & developers	1,805	1,764
Total factory-built homes sold	2,358	2,239

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